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Exhibit 10(b)
LANVISION SYSTEMS, INC.

                        THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AGREEMENT ("Amendment") is executed pursuant to and made a part of the Loan and Security Agreement dated July 17, 1998, by and between LANVISION SYSTEMS, INC., a Delaware Corporation ("Borrower"), and THE HILLSTREET FUND, L.P., a Delaware limited partnership ("Lender"), as amended by letter agreements dated March 18, 1999, April 12, 1999, September 14, 1999 and Amendment Number 1, dated November 25, 1998 and an Amendment dated February 11, 2000 ( as amended, the "Loan Agreement").

     WHEREAS, Borrower and Lender wish to further amend the Loan Agreement in accordance with the terms and provisions hereof.

     NOW, THEREFORE, the parties agree as follows:

     1. Waiver. Lender hereby agrees to waive Borrower's compliance with the following covenants set forth in the Amendment dated February 11, 2000:

          Section 6.4 (a) Minimum Revenues and Section 6.4 (b) Minimum EBIT for the July 31, 2000 Computation Date.

     2. Amendments to Loan Agreement. The following amendments shall be made to the terms of the Loan Agreement:

          (a) Minimum Revenues and EBIT. Section 6.4 of the Loan Agreement shall be amended in its entirety to read as follows:

          "Section 6.4 Minimum Revenues and EBIT.

               (a) Minimum Revenues. On each of the Computation Dates set forth below, the Borrower shall not permit the total cumulative revenues (calculated for the period of time beginning on February 1, 2000 through such Computation Date) to be less than the minimum amount set forth bellow:

                                                                  MINIMUM
                    COMPUTATION DATE                        CUMULATIVE REVENUES
                    ----------------                        -------------------
                    October 31, 2000                             $5,500,000

                    January 31, 2001                             $8,800,000

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               (b)  Minimum EBIT. On each Computation date set forth below, the
                    Borrower shall not permit the total Cumulative EBIT (calculated for the period of time beginning on February 1, 2000 through such Computation Date) to be less than the minimum amount set forth below:

                                                                MINIMUM
                    COMPUTATION DATE                        CUMULATIVE EBIT
                    ----------------                        ---------------
                    October 31, 2000                           ($415,000)

                    January 31, 2001                            $400,000

                    Borrower and Lender shall amend this Agreement on or before February 28, 2001, to provide covenant compliance ( at minimum levels acceptable to Lender ) under Section 6.4(a) and 6.4 (b) above for April 30, 2001, and each Computation date thereafter."

               (c) Net Worth. Section 6.5 of the Loan Agreement shall be amended in its entirety to read as follows:

                    "Section 6.5 Net Worth. At all times prior to January 31, 2001, Borrower shall maintain a minimum Net Worth of Eight-Hundred Thousand Dollars ($800,000), and at all times during the term of this Loan Agreement on or after January 31, 2001, Borrower shall maintain a minimum Net Worth of One Million One Hundred Thousand Dollars ($1,100,000)."

          (b) Section 2 of the Loan Agreement shall be amended to add the following:

               "Section 2.10 Special Payment. Borrower has accrued on its balance sheet at August 31, 2000 the sum of One Million Nine Hundred Forty-one Thousand Five Hundred Nineteen and 09/100 Dollars ($1,941,519.09) as a liability to Lender, representing the amount of the additional fee accrued through August 31, 2000 to guarantee Lender a minimum compounded annual internal rate of return of twenty-five percent (25%) at maturity on July 31, 2004 pursuant to Section 2.3(c) of the Loan Agreement (the "Yield Guarantee at Maturity"). Borrower has agreed to pay to Lender the sum of One Million Dollars ($1,000,000) of such accrued amount contemporaneously with the execution of this Third Amendment,

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               September 5, 2000 (the "Special Payment"). Accordingly, upon payment in full of the Term Loan, Lender agrees to credit against the amount of the Yield Guarantee at Maturity due Lender an amount equal to the future value of One Million Dollars ($1,000,000), compounded at an assumed interest rate of six percent (6%) per annum from the date hereof to the date of payment of the Term Loan. The amount so computed is referred to as the "Future Credit Amount." For example, if the Loan is paid in full at maturity on July 31, 2004, the Future Credit Amount shall be equal to One Million Two Hundred Fifty-five Thousand, Four Hundred Forty-two and 63/100 Dollars ($1,255,442.63). Notwithstanding this Special Payment of One Million Dollars ($1,000,000), Borrower shall be liable to Lender for the full amount of the Yield Guarantee at Maturity as if this Special Payment had not been made, and will continue to accrue an amount to satisfy such Yield Guarantee at Maturity on a monthly basis as if this Special Payment had not been made.

               "Section 2.11 Special Prepayment Fee with New Option to Prepay. Lender agrees that Borrower may prepay the Loan at any time upon payment of a "Special Prepayment Fee" (in addition to payment in full of the principal of the Term Loan and any accrued and unpaid interest and any other fees and expenses or other obligations due under the Loan Agreement) as follows. The Special Prepayment Fee shall be equal to (i) the amount of the Yield Guarantee at Maturity, but discounted to present value to the date of payment in full of the Loan, using an assumed discount rate of six percent (6%), minus (ii) the Future Credit Amount, computed in the same manner as specified in Section 2.10."

     3. Reaffirmation of Covenants, Representations and Warranties. Borrower hereby agrees and covenants that all representations and warranties in the Loan Agreement including, without limitation, all of those representations and warranties set forth in Article 4, are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Loan Agreement and reaffirms each of the covenants set forth in Articles 5 & 6 thereof, as if fully set forth herein, except to the extent modified by this agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
     Loan Agreement as of the 5th day of September, 2000.

        LENDER:                                         BORROWER:

THE HILLSTREET FUND, L.P.                   LANVISION SYSTEMS, INC.


By:  HillStreet Capital, Inc.               By:   /s/ J. Brian Patsy
                                               ---------------------------------
Its: Investment Manager                           J. Brian Patsy
                                                  Chief Executive Officer

By:   /s/ Chris Meininger
   ---------------------------------
   Christian L. Meininger, President

Date:     9/5/00                                  Date:      9/5/00
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